AXA EQUITABLE LIFE INSURANCE COMPANY

                ENDORSEMENT APPLICABLE TO NON-QUALIFIED CONTRACTS

This Endorsement is part of your Contract, and the same definitions apply to the capitalized terms used herein. This Endorsement is subject to all the terms contained in your Contract, except as modified below. In this Endorsement, "we", "our" and "us" mean AXA Equitable Life Insurance Company and "you" and "your" mean the Owner.


PART I - DEFINITIONS

The following new Section is added:

SECTION 1.14A JOINT ANNUITANT

"Joint Annuitant" means the individual specified as such in the Data Pages. The Joint Annuitant must be the spouse of the Annuitant on the Contract Date.

SECTION 1.15 NON-NATURAL OWNER

The following is added at the end of the existing Section:

If this Contract has a Non-Natural Owner, benefits under this Contract are determined by the age of the Annuitant. If there is an ownership change under a Contract owned by a Non-Natural Owner to an individual, the original Annuitant (and older Joint Annuitant, if applicable), continues to determine the benefits under the Contract.

SECTION 1.16  OWNER

The following is added at the end of the existing Section:

If a joint owner ("Joint Owner") is shown in the Data Pages, the Owner and Joint Owner possess an undivided interest in this Contract and must act jointly in exercising any ownership rights. Except for purposes of the "Owner Death Distribution Rules" in the Section, "Payment Upon Death," or as otherwise indicated, any reference to "you" and "your" in the Contract will apply to both of the Owner and the Joint Owner.


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PART VII - PAYMENT UPON DEATH

SECTION 7.01 BENEFICIARY

The following is added at the end of the existing Section:

If a Contract is jointly owned, the surviving Joint Owner will be deemed the Beneficiary, superseding any other Beneficiary designation.

If a Contract has a Non-Natural Owner and Joint Annuitants, the surviving Joint Annuitant will be deemed the Beneficiary, superseding any other Beneficiary designation.

Where a Contract is owned by a Non-Natural Owner a Death Benefit is payable upon the death of the named Annuitant, except as otherwise provided in this paragraph. If a Non-Natural Owner Contract has a named Annuitant and Joint Annuitant, a Death Benefit is payable upon the death of the older of the two joint Annuitants, except as otherwise provided in this paragraph. If the Non-Natural Owner Contract is a "Living Trust" as defined in the last sentence of this paragraph, and if the named Annuitant's surviving spouse is the sole beneficiary of the trust, the trust may request that the surviving spouse be substituted as Annuitant (who is deemed Beneficiary) as of the date of the original Annuitant's death, and the Contract continues. No further change of Annuitant will be permitted. Where a Joint Annuitant is named under such a Contract, no Death Benefit is payable and the Contract continues if: (i) the older of the two joint Annuitants dies first; (ii) the surviving Annuitant is the surviving spouse who is the sole beneficiary of the trust; and (iii) the trust requests that the surviving Annuitant (and is deemed Beneficiary) continue the Contract. A Living Trust is a trust that meets the following conditions: (i) it is revocable at any time by the grantor, (ii) the grantor has exclusive control of the trust, (iii) no person other than the grantor has any interest in the trust during the grantor's lifetime, and (iv) the grantor's spouse is the sole beneficiary of the trust.


SECTION 7.02 PAYMENT UPON DEATH

The following is added at the end of the existing Section:

The "Payment Upon Death" provisions of this Contract are subject to the "Owner Death Distribution Rules Under Section 72(s) of the Code" described below in this Section.

Non-Natural Owner Contract: Where a Contract is owned by a Non-Natural Owner, any applicable Death Benefit will be based on the death of the named Annuitant. Where a Joint Annuitant is named under the Contract, upon the death of one of the Joint Annuitants, the Contract continues with the single remaining Annuitant. Any applicable Death Benefit will be based on the death of the older of the two joint Annuitants. If the younger of the two joint Annuitants dies first, a Death Benefit is not payable and the Contract continues. For purposes of this Section, "Payment Upon Death," "you"


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refers to the Annuitant or older of the two joint Annuitants, if applicable, when describing the effect of death under a Contract owned by a Non-Natural Owner. If the Joint Annuitants are the same age and share the same birth date, the named Annuitant will be deemed to be the older of the two joint Annuitants for this purpose.

Joint Owner Contract: Where a Contract is jointly owned, a Death Benefit is payable at the death of the older Joint Owner. For purposes of this Section, "Payment Upon Death," "you" refers to the older Joint Owner when describing the effect of death under a Contract jointly owned. If the Joint Owners are the same age and share the same birth date, the Owner will be deemed to be the older Joint Owner for this purpose.

Owner and Annuitant are different individuals: If the Owner and Annuitant are different individuals, at the death of the Annuitant, the Owner becomes the new Annuitant and the Contract continues. No Death Benefit is payable until after the Owner's death. If the Contract is jointly owned and the Annuitant is not either of the two Owners, at the death of the Annuitant, the older Owner will become the Annuitant if the Owners do not designate a new Annuitant. Where a Joint Annuitant is named under the Contract, upon the death of one of the two Joint Annuitants, the Contract continues with the single remaining Annuitant. Where a Joint Annuitant is named under the Contract and both Joint Annuitants die, then provisions of the first three sentences of this paragraph become operative.

OWNER DEATH DISTRIBUTION RULES UNDER SECTION 72(S) OF THE CODE

Section 72(s) of the Code requires that where any annuity contract owner dies on or after the annuity starting date and before the entire interest in the annuity contract has been distributed, the remaining portion of the interest must be distributed at least as rapidly as under the method of distribution being used as of the date of death. Section 72(s) of the Code also requires that where any annuity contract owner dies before the annuity starting date, the entire interest in the annuity contract must be distributed within five years after the owner's death as described in Section 72(s)(1)(B) of the Code. For purposes of this Endorsement, this is called the "Five Year Rule".

If the beneficiary is an individual, in the alternative, payments must begin within one year after the owner's death as a life annuity or other permissible form of periodic payment, such as an installment option for a period of not longer than the life expectancy of the individual beneficiary, as described in
Section 72(s)(2) of the Code. For purposes of this Endorsement, this is called the "One Year Rule".

However, if the beneficiary is the owner's surviving spouse, no payments of the owner's interest in the annuity contract are required until after the surviving spouse's death. If the owner is non-natural, then the death of the annuitant triggers the required payment.


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OWNER DEATH DISTRIBUTION RULES--CONTRACT CONTINUATION

Under any of the following circumstances, if you die before the Contract Maturity Date, any otherwise applicable Death Benefit described in this Section, "Payment Upon Death", will not be distributed in a single sum and the Contract will continue as described in subsections (1) through (5) below, whichever is applicable.

         (1)  Single Owner Contract with a Non-Spousal Beneficiary(ies)

         Upon the death of the Owner, a Death Benefit is payable. If the Death Benefit is not distributed in the form of an Annuity Benefit as described in Section 7.03 of this Endorsement and the Beneficiary continues the Contract under the terms of this Section, "Payment Upon Death," the continuation must meet with the One Year Rule or the Five Year Rule described above in this Section, "Payment Upon Death."

         In order to continue the Contract under the One Year Rule, the Beneficiary must elect the "NQ Beneficiary Continuation Option" under the Section, "NQ Beneficiary Continuation Option". In order to continue the Contract under the Five Year Rule, the Beneficiary may affirmatively elect the NQ Beneficiary Continuation Option. If the Beneficiary does not affirmatively elect the NQ Beneficiary Continuation Option or any other option under this Contract, the Beneficiary will be treated as having elected the Five Year Rule. That is, all amounts under the Contract must be distributed to the Beneficiary no later than the fifth anniversary after your death. If the Beneficiary fails to provide us with timely Beneficiary Requirements, all amounts under the Contract will be deemed distributed to the Beneficiary as of the fifth anniversary after your death.

         After your death, Withdrawal Charges will no longer apply and no additional Contributions may be made to the Contract.

         (2) Single Owner Contract with a Sole Spousal Beneficiary - Spousal Continuation

         When the Owner dies, a Death Benefit otherwise payable will not be distributed if the Contract continues under Spousal Continuation. Spousal Continuation may be elected, if you are married at your death, the person named as sole primary Beneficiary under the "Beneficiary" Section of this Contract is your surviving spouse; and your surviving spouse does not make any timely election inconsistent with Spousal Continuation. (Your surviving spouse has the choice to request payment of the Death Benefit in a single sum, an Annuity Benefit under Part VIII of this Contract, or payment of the Death Benefit under the NQ Beneficiary Continuation Option described in the Section, "NQ Beneficiary Continuation Option".) Spousal Continuation does not apply if your surviving spouse Beneficiary is age [86] or older at the date of your death, and in such case the Death Benefit is payable as described above in this Section, "Payment Upon


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         Death-- Single Owner Contract with a Non-Spousal Beneficiary(ies)".
         Any election relating to the manner of payment of a Death Benefit must be made no later than the applicable Payment Transaction Date.

         If the Contract is continued under Spousal Continuation, no Death Benefit is payable until after your surviving spouse's death. Withdrawal Charges do not apply to the Annuity Account Value at your death. Withdrawal Charges apply to new Contributions made by your surviving spouse to the Contract.

         If you were also the Annuitant or Joint Annuitant, if applicable, named under the Contract, under Spousal Continuation, your surviving spouse becomes the Owner and single Annuitant. If you were not the Annuitant or Joint Annuitant, if applicable, under the Contract, the individuals named as such will continue in such capacity under the Contract and your surviving spouse becomes the Annuitant at the death of the originally named Annuitant under a Contract where a single Annuitant is named. Under a Contract where Joint Annuitants are named, your surviving spouse becomes the Annuitant upon the death of both the Annuitant and Joint Annuitant.

         (3)  Joint Owner Contract - Spousal Continuation

         Upon the death of the first of the Joint Owners who are spouses, the following Death Benefit and Spousal Continuation terms apply. Provided that the Annuitant and the Joint Annuitant continue to be married at the first death, under Contracts owned by a Non-Natural Owner, upon the death of the first of the Joint Annuitants, reference below to "Joint Owner" is replaced with reference to "Joint Annuitant" and reference to "Owner" is replaced with "Annuitant." Furthermore, the third paragraph of subsection (A) and the second paragraph of subsection (B) do not apply.

               (A) If the first Joint Owner to die is also the older Joint Owner, then a Death Benefit is payable, and Spousal Continuation may be elected. (Your Joint Owner surviving spouse has the choice to request payment of the Death Benefit in a single sum, an Annuity Benefit under Part VIII of this Contract, or payment of the Death Benefit under the NQ Beneficiary Continuation Option described in the Section, "NQ Beneficiary Continuation Option".) Any election relating to the manner of payment of a Death Benefit must be made no later than the applicable Payment Transaction Date.

                    If the Contract is continued under Spousal Continuation, no Death Benefit is payable until after your Joint Owner surviving spouse's death. Withdrawal Charges do not apply to the Annuity Account Value at your death. Withdrawal Charges apply to new Contributions made by your surviving spouse to the Contract.


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                    If the deceased spouse was also the Annuitant, or Joint
                    Annuitant, if applicable, named under the Contract, under Spousal Continuation, the younger Joint Owner surviving spouse becomes the Owner and single Annuitant. If neither Joint Owner is the Annuitant, or Joint Annuitant, if applicable, then the individuals named as such will continue in such capacity and the surviving spouse becomes the Annuitant at the death of the originally named Annuitant under a Contract where a single Annuitant is named. Under a Contract where Joint Annuitants are named, your Joint Owner surviving spouse becomes the Annuitant upon the death of both the Annuitant and Joint Annuitant.

               (B) If the first Joint Owner to die is the younger Joint Owner, the Joint Owner surviving spouse continues the Contract as the sole Owner and no Death Benefit is payable.

                    If the deceased spouse was also the sole Annuitant, or the Joint Owner surviving spouse was a Joint Annuitant, if applicable, named under the Contract, under Spousal Continuation, the surviving spouse becomes the Owner and sole Annuitant. If neither Owner is the Annuitant, then the Annuitant will continue in such capacity and the surviving spouse becomes the sole Annuitant at the death of the originally named single Annuitant. Under a Contract where Joint Annuitants are named, the surviving spouse becomes the sole Annuitant upon the death of both the Annuitant and Joint Annuitant.

                    Withdrawal Charges continue to apply to all Contributions made either prior to or subsequent to the death of the younger Joint Owner.

         (4)  Joint Owner Contract - Non-Spousal Contract Continuation

         Upon the death of the first of the Joint Owners who are not spouses at the time of the first death, the following Death Benefit Contract Continuation terms apply.

               (A) If the first Joint Owner to die is also the older Joint Owner, then a Death Benefit is payable and the surviving Owner may elect to become the sole Owner under the Contract and elect either the One or Five Year Rule described in this Section, "Payment Upon Death," or the NQ Beneficiary Continuation Option described in the Section, "NQ Beneficiary Continuation Option". Such election shall be made no later than the Payment Transaction Date.


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                    The same rules apply as described above in this Section,
                    "Payment Upon Death-- Single Owner Contract with a Non-Spousal Beneficiary(ies)."

               (B) If the first Joint Owner to die is the younger Joint Owner, then no Death Benefit is payable. If the Cash Value is not distributed in the form of an Annuity Benefit as described in Section 7.03 of this Endorsement and the surviving Owner continues the Contract under the terms of this Section, "Payment Upon Death," the continuation must meet with the One Year Rule or the Five Year Rule discussed above in this Section, "Payment Upon Death".

                    In order to continue the Contract under the One Year Rule, the surviving Owner must elect the "NQ Beneficiary Continuation Option" under the Section, "NQ Beneficiary Continuation Option". In order to continue the Contract under the Five Year Rule, the surviving Owner may affirmatively elect the NQ Beneficiary Continuation Option. If the surviving Owner does not affirmatively elect the NQ Beneficiary Continuation Option or any other option under this Contract, the surviving owner will be treated as having elected the Five Year Rule. That is, all amounts under the Contract must be distributed to the surviving Owner no later than the fifth anniversary after your death. If the surviving Owner fails to provide us with timely Beneficiary Requirements, all amounts under the Contract will be deemed distributed to the surviving Owner as of the fifth anniversary after your death.

                    If the surviving Owner does not affirmatively elect the NQ Beneficiary Continuation Option, and is treated as having elected the Five Year Rule, Withdrawal Charges continue to apply. No additional Contributions are permitted under the Contract.

         (5) Any Individual Beneficiary or Surviving Joint Owner - Election of the "NQ Beneficiary Continuation Option"

         If the Owner, Joint Owner, Annuitant, or Joint Annuitant, whichever is applicable based on ownership, as shown in the Data Pages, dies before the Contract Maturity Date, a named Beneficiary or surviving Joint Owner who is an individual may elect to continue the Contract and have the Death Benefit or Cash Value whichever is applicable paid under the terms of the "NQ Beneficiary Continuation Option" described in the Section, "NQ Beneficiary Continuation Option".


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EFFECT OF YOUR DEATH ON ALLOCATIONS TO THE PROTECTED INVESTMENT OPTION

If amounts are allocated to any Segment in the Protected Investment Option at the time of your death, amounts in such Segments must remain in the Segments until (i) the earlier of (a) the Segment Maturity Date or (b) the Transaction Date on which a withdrawal is taken or (ii) in the case of Contracts continued under the Five Year Rule, at the end of the Five Year period. A Beneficiary or surviving Joint Owner continuing the Contract under the Five Year Rule cannot elect a Segment Type with a duration that is longer than the remaining period during the Five Year Rule. Amounts will not be transferred from a Segment Type Holding Account into a Segment if the Segment Maturity Date will be later than the remaining period of the Five Year Rule. Any amounts in such Segment Type Holding Account will be automatically transferred to the [EQ/Money Market Variable Investment Option].

If there is more than one Beneficiary, upon our receipt of the Beneficiary Requirements and any such Beneficiary elect the Beneficiary Continuation Option described in the Section, "NQ Beneficiary Continuation Option", all Segments will be terminated and your Segment Interim Value will be automatically transferred to the [EQ/Money Market Variable Investment Option].

If the Contract continues under Spousal Continuation, except as provided in the first paragraph of this subsection, your surviving spouse may make any changes regarding an allocation to any Segment under the Protected Investment Option that you would have been eligible to make during your life. Amounts allocated to the Protected Investment Option may not have a Segment Maturity Date longer than the remaining distribution period.


SECTION 7.03 MANNER OF PAYMENT

The following is added at the end of the existing Section:

A Beneficiary may elect to apply a Death Benefit to an Annuity Benefit as described in Part VIII of the Contract. Any Death Benefit applied as an Annuity Benefit in Part VIII will be paid out over the life of the Beneficiary or for a period not exceeding the Beneficiary's life expectancy (such payments must begin in accordance with the "One Year Rule" described in the Section, "Payment Upon Death," and any Death Benefit that is not applied as an Annuity Benefit in Part VIII will be paid out in accordance with the "Five Year Rule" described the Section, "Payment Upon Death."


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The following Section is added at the end of Part VII:

SECTION 7.04 NQ BENEFICIARY CONTINUATION OPTION

This Section applies only if you die before the Contract Maturity Date, and the Beneficiary named under the "Beneficiary" Section of this Contract is an individual. A Beneficiary who is a non-natural entity is not eligible to elect to continue coverage under the Contract as a "Continuation Beneficiary" under the NQ Beneficiary Continuation Option. This Section does not apply to any Beneficiary that is not an individual, and that non-individual Beneficiary's portion of the Death Benefit described in the "Payment Upon Death" Section of this Contract is payable to the Beneficiary.

If the Beneficiary qualifies to continue this Contract, and we receive that Beneficiary's completed election as provided below, each such Beneficiary electing to continue his or her portion of the interest in this Contract is a "Continuation Beneficiary". For any Beneficiary who does not timely elect to continue his or her portion of the interest in this Contract, we will pay in a single sum that Beneficiary's share of the Death Benefit or other portion of the interest in this Contract pursuant to the "Payment Upon Death" Section of this Contract.

The terms of the Beneficiary Continuation Option are as follows:

(i) The Continuation Beneficiary will automatically become the successor Owner with respect to that individual's portion of the interest in the Contract.

(ii) We must receive an eligible individual's election to continue coverage under the Contract as a "Continuation Beneficiary" under the NQ Beneficiary Continuation Option at our Processing Office within [nine (9) months] after your death and before the individual's share of the Death Benefit or interest in the Contract, as applicable, is paid out in any manner inconsistent with that individual's election to continue the Contract under the NQ Beneficiary Continuation Option.

(iii) The Continuation Beneficiary may not assign his/her share of the interest in the Contract.

(iv) The Continuation Beneficiary may transfer amounts among the Variable Investment Options with respect to the Continuation Beneficiary's share of the interest in the Contract. Amounts allocated to the Protected Investment Option may not have a Segment Maturity Date longer than the remaining distribution period.

(v) Except as provided in the last paragraph of section 7.02 of this Endorsement, the Continuation Beneficiary may make changes regarding an allocation to any Segment. Amounts allocated to the Protected Investment Option may not have a Segment Maturity Date longer than the remaining distribution period.


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(vi)  The Continuation Beneficiary cannot make any additional Contributions to this Contract.

(vii) Distributions to the Continuation Beneficiary will be made in accordance with the Continuation Beneficiary's election.

      If the Continuation Beneficiary elects to take distribution of his/her share of the interest in the Contract in accordance with the One Year Rule as described in the Section, "Payment Upon Death--Owner Death Distribution Rules Under Section 72(s) of the Code", payments will be made at least annually from his/her share of the interest in the Contract over a period not extending beyond the life expectancy of the Continuation Beneficiary. The first such payment must be no later than one (1) year after the date of your death.

      The Continuation Beneficiary may alternatively elect to take distribution of his/her share of the interest in the Contract in accordance with the Five Year Rule described in the Section, "Payment Upon Death--Owner Death Distribution Rules Under Section 72(s) of the Code".

(viii) Withdrawals from his/her share of the interest in the Contract made by a Continuation Beneficiary under the NQ Beneficiary Continuation Option are not subject to a Withdrawal Charge, if a Death Benefit is payable. If a Death Benefit was not payable, then withdrawals may be subject to a Withdrawal Charge, if one applies.

      If the Continuation Beneficiary has elected to take distribution of his/her share of the interest in the Contract in accordance with the Five Year Rule, the Continuation Beneficiary may withdraw any portion of his/her share of the interest in the Contract at any time, with any amount of his/her share of the interest in the Contract remaining to be paid fully on the fifth anniversary of your death.

      If the Continuation Beneficiary has elected to take distribution of his/her share of the interest in the Contract in accordance with the One Year Rule, the Continuation Beneficiary may withdraw any portion of his/her share of the interest in the Contract at any time. Payments will continue to be made to the Continuation Beneficiary as described in accordance with the One Year Rule, from his/her share of the interest in the Contract, as reduced by the withdrawal.

(ix) Upon the Continuation Beneficiary's death, we will make a single sum payment of any of his/her remaining share of the interest in the Contract to the person designated by the deceased Continuation Beneficiary to receive any such payment, unless the person designated by the deceased Continuation Beneficiary is eligible to, and elects to, continue the payment method originally elected by the Continuation Beneficiary over any remaining life expectancy period of the Continuation Beneficiary.


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AXA EQUITABLE LIFE INSURANCE COMPANY

/s/[GRAPHIC OMITTED]                    [GRAPHIC OMITTED]
[Christopher M. Condron                 [Karen Field Hazin, Vice President,
Chairman, President and Chief           Secretary and Associate General Counsel]
Executive Officer]


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